Exhibit 99.1

Two Bethesda Metro Center 14th Floor Bethesda, MD 20814 (301) 951-6122 (301) 654-6714 Fax Info@AmericanCapital.com www.AmericanCapital.com

FOR IMMEDIATE RELEASE

March 2, 2009

CONTACT:

Investors – (301) 951-5917

Media – (301) 968-9400

AMERICAN CAPITAL ANNOUNCES Q4 AND 2008 EARNINGS

Bethesda, MD – March 2, 2009 – American Capital (“ACAS” or the “Company”) (Nasdaq: ACAS) announced net operating income (“NOI”) for the quarter and year ended December 31, 2008 of $44 million, or $0.21 per diluted share, and $493 million, or $2.42 per diluted share, respectively. Earnings (loss) less appreciation and depreciation (“Realized Earnings (Loss)”) for the year was $525 million, or $2.58 per diluted share. For the quarter, Realized Earnings (Loss) was $(3) million, or $(0.01) per diluted share. For the quarter and year ended December 31, 2008, there was a net loss of $(1.7) billion, or $(8.13) per diluted share and $(3.1) billion, or $(15.29) per diluted share, respectively.

2008 FINANCIAL HIGHLIGHTS

•	$493 million of NOI earned in 2008
•	$32 million of realized gains in 2008
•	$383 million of cash flow from operations in 2008
•	$2.2 billion of realizations in 2008
•	$15.41 NAV per share

•	$44 million of NOI earned in Q4 2008
•	$(47) million of realized losses in Q4 2008
•	$144 million of cash flow from operations in Q4 2008
•	$246 million of realizations in Q4 2008

NET OPERATING INCOME

NOI decreased 72% to $0.21 per diluted share for the quarter ended December 31, 2008, compared to $0.74 per diluted share for the prior quarter. NOI before one-time charges totaled $0.41per diluted share for the fourth quarter of 2008. These one-time charges included $35 million or $0.17 per diluted share for a valuation allowance on our deferred tax assets, $16 million or $0.08 per diluted share for restructuring charges and a deduction of $11 million or $0.05 per diluted share for reversal of bonus accruals. NOI decreased 28% to $2.42 per diluted share for the year ended December 31, 2008, compared to $3.36 per diluted share for the prior year.

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American Capital

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REALIZED EARNINGS (LOSS)

Realized Earnings (Loss) decreased to $(0.01) per diluted share for the quarter ended December 31, 2008, compared to $0.72 per diluted share for the prior quarter. Realized Earnings (Loss) decreased 44% to $2.58 per diluted share for the year ended December 31, 2008, compared to $4.57 per diluted share for the prior year. The decline in 2008 is a result of the economy falling into a severe recession including the tremendous reduction in liquidity in most markets leading to a reduction in acceptable offers for our assets.

EARNINGS (LOSS)

Earnings (loss) decreased to $(8.13) per diluted share for the quarter ended December 31, 2008, compared to $(2.63) per diluted share for the prior quarter. Earnings (loss) decreased to $(15.29) per diluted share for the year ended December 31, 2008, compared to $3.96 per diluted share for the prior year.

For the quarter and year ended December 31, 2008, net unrealized depreciation of portfolio investments totaled $(1.5) billion and $(3.5) billion, respectively. The primary components of the net unrealized depreciation for the quarter ended December 31, 2008 were as follows:

•	$40 million of reversals of prior depreciation associated with net realized losses;
•

$(961) million of net depreciation of American Capital’s private finance portfolio of which approximately $280 was due to performance and credit related depreciation and the balance due to widening investment spreads;

•	$(305) million of net depreciation of American Capital’s investment in European Capital due primarily to a decrease in its traded stock price;
•

$(206) million of net depreciation from structured products, of which approximately $55 million was due to performance and credit related depreciation and the balance due to widening investment spreads; and

•

$(141) million of depreciation of American Capital, LLC, an alternative asset fund manager, due largely to declines in the trading multiples of comparable public companies and reduction of its projected management fees.

“We know this is an extraordinarily difficult time for our shareholders, many of whom have been relying on our dividends,” said Malon Wilkus, Chairman and Chief Executive Officer. “However, these are tumultuous times when liquidity is precious and we must conserve our capital resources to support our portfolio companies while reducing our debt. In 2008, we reduced our headcount by 32%, our offices by 29% and bonus payments by 93% from 2007 to maximize operating efficiencies. And, we remain aligned with our shareholders, as our employees and directors are also significant shareholders owning approximately 11 million shares of our common stock and approximately 34 million options that are deeply underwater. So, along with you, we have been personally devastated by the decline in our stock price. It will be a challenge to navigate through this terrible recession, but we have a diverse and high quality portfolio, an entrepreneurial spirit and an exceptional team who are working passionately to rebuild shareholder value.”

“When in a severe recession of unknown dimensions, it’s all about the portfolio,” continued Mr. Wilkus. “Considering the economic and liquidity crisis, our portfolio is performing reasonably well. We experienced approximately $440 million of performance and credit related depreciation out of $1.7 billion of net depreciation during the quarter. The balance of the depreciation is due to widening spreads, a portion of which is reflecting trades of illiquid assets in distressed markets. Today there are very few willing sellers of assets and most buyers

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American Capital

March 2, 2009

are offering fire sale prices. Despite that, we generated $2.2 billion of realizations in 2008 and $246 million in the fourth quarter; perhaps the worst quarter in middle market M&A history. The proceeds of these realizations were only 1.9% lower than the prior quarter’s valuation, evidencing that we are not a forced seller, but a patient long-term investor. We have reduced our debt by $943 million since the peak in the second quarter of 2007 and are making good progress reducing our credit exposure.”

FINANCIAL HIGHLIGHTS

As of December 31, 2008, net asset value (“NAV”) per share was $15.41, down from $24.43 as of September 30, 2008 and $32.88 as of December 31, 2007. Based on anticipated realizable value (“Realizable Value”) upon settlement or maturity, “Realizable NAV” per share was $20.63 as of December 31, 2008.

In the fourth quarter of 2008, $246 million of proceeds were received from realizations of portfolio companies which included $32 million of net realized losses. There was $337 million in new committed investments in the quarter. The weighted average effective interest rate on the Company’s debt investments as of December 31, 2008, was 10.7%, 50 basis points lower than as of September 30, 2008, and 130 basis points lower than December 31, 2007.

FINANCING UPDATE AND COVENANT BREACHES

The Company also announced that as a result of continuing asset value declines, it is currently in breach of certain financial covenants under its $2.3 billion of unsecured credit arrangements outstanding as of December 31, 2008. The Company also has $2.1 billion of securitized non-recourse debt outstanding, which has no covenant violations and no cross-default provisions to the unsecured debt. The breached covenants include minimum consolidated tangible net worth covenants, asset coverage covenants and an available debt asset coverage covenant. The Company also announced that its auditors, Ernst & Young LLP, while issuing an unqualified opinion on the Company’s financial statements, included a going concern explanatory paragraph in their opinion as a result of the covenant breaches under the Company’s unsecured credit agreements.

“We began working with our lenders in December to revise our covenants,” said John Erickson, Chief Financial Officer. “While we have traded a number of proposals and ideas including restructuring our credit facilities from unsecured to secured, we have not yet reached agreement. If we collateralize our credit facilities, we need to establish covenants that we are confident we can meet when we have little control over the fair value of our assets due to widening spreads. We do not want to place our shareholders in a position where a future covenant violation can allow our secured lenders to force us to sell illiquid assets at fire sale prices and destroy our $20.63 of Realizable NAV per share. We hope to continue to make progress with our lenders and reach a mutually acceptable amendment that will preserve shareholder value.”

Asset value declines have also caused the Company to be below the 200% asset coverage ratio set forth in the Investment Company Act of 1940, which generally restricts the Company from issuing any new debt except to refinance existing debt. This does not restrict the use of cash from operations, allowing the reinvestment of proceeds from realizations of portfolio exits. The Company believes that it has sufficient liquidity to meet its currently scheduled debt amortization and the investment needs within its portfolio.

“We have been working with other leading business development companies on legislative, regulatory, tax and accounting solutions to address some of the challenges our industry currently faces,” said Samuel Flax, Executive Vice President and General Counsel. “We have made some progress and raised the awareness of the BDC industry and are hopeful that these efforts will have further positive results.”

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PORTFOLIO LIQUIDITY AND PERFORMANCE

“We generated $144 million of operating cash flow and $246 million of liquidity from our portfolio in the fourth quarter,” said Steven Burge, President North American Private Finance. “Given the size, diversity and quality of our portfolio, we continue to see opportunities to generate liquidity despite the significant decline in the economy and M&A markets. However, during the fourth quarter, we ended the sale process on approximately six companies as we believed bidders began assuming that anyone selling in the fourth quarter was a forced seller. Since we are a long-term, patient investor, we elected to wait rather than sell at distressed prices, which is fundamental to our investment success. In 2009, we have had four realizations from portfolio companies and are currently marketing approximately eight companies and continue to be optimistic that we will enjoy substantial liquidity during the year.”

As of December 31, 2008, loans with a fair value of $150 million were on non-accrual. The $150 million fair value of non-accruing loans represented 2.9% of total loans at fair value as of December 31, 2008, compared to the $122 million fair value of non-accrual loans representing 2.1% of total loans at fair value as of December 31, 2007.

“We are not pleased with the level of non-accruing loans and credit impairments,” said Gordon O’Brien, President, Specialty Finance and Operations. “Our Investment Teams, Operations Team, Human Resource Department and Legal Department are working hard to provide operational and managerial assistance to help maintain the high quality results of the well-performing companies and to turn around the faltering businesses. To optimize capital utilization in 2008, we had realizations from approximately 12 underperforming portfolio investments generating approximately $200 million of liquidity, resulting in a relatively clean portfolio.”

VALUATION OF PORTFOLIO INVESTMENTS

The Company’s Board of Directors is responsible for determining the fair value of its portfolio investments on a quarterly basis. In connection with the Company’s quarterly valuation process to determine the fair value of its portfolio investments, the Board of Directors engages independent third-party valuation firm(s) to obtain assistance and advice as additional support in the preparation of its internal valuation analysis for the Company’s investment portfolio each quarter.

Prior to the fourth quarter of 2008, the Company’s Board of Directors engaged independent third-party valuation firm(s) to perform certain procedures that the Board of Directors identified and requested the respective third-party firm(s) to perform on a predetermined selection of the Board of Director’s fair value determinations. During the fourth quarter of 2008, the Board of Directors revised the valuation process to obtain quarterly assistance, advice and current market data from third-party valuation firm(s) by participating in the Company’s quarterly valuation meetings and to perform independent procedures on specific portfolio companies, as requested.

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March 2, 2009

AMERICAN CAPITAL, LTD.

CONSOLIDATED BALANCE SHEETS

As of December 31, 2008 and 2007

(in millions)

	2008	2007	2008 Versus 2007
			$	%
Assets
Investments at fair value (cost of $10,691 and $10,667, respectively)	$7,427	$10,928	$(3,501)	-32%
Cash and cash equivalents	209	143	66	46%
Restricted cash and cash equivalents	71	401	(330)	-82%
Interest receivable	44	56	(12)	-21%
Other	159	204	(45)	-22%

Total assets	$7,910	$11,732	$(3,822)	-33%

Liabilities and Shareholders’ Equity
Debt	$4,428	$4,824	$(396)	-8%
Derivative and option agreements (cost of $(20) and $1, respectively)	222	77	145	188%
Accrued dividends payable	—	195	(195)	-100%
Other	105	195	(90)	-46%

Total liabilities	4,755	5,291	(536)	-10%

Commitments and contingencies
Shareholders’ equity:
Undesignated preferred stock, $0.01 par value, 5.0 shares authorized, 0 issued and outstanding	—	—	—	—
Common stock, $0.01 par value, 1,000.0 and 1,000.0 shares authorized, 214.3 and 201.4 issued and 204.7 and 195.9 outstanding, respectively	2	2	—	0%
Capital in excess of par value	6,550	6,020	530	9%
Notes receivable from sale of common stock	(5)	(7)	2	29%
Undistributed net realized earnings	76	254	(178)	-70%
Net unrealized (depreciation) appreciation of investments	(3,468)	172	(3,640)	NM

Total shareholders’ equity	3,155	6,441	(3,286)	-51%

Total liabilities and shareholders’ equity	$7,910	$11,732	$(3,822)	-33%

NM = Not meaningful.

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American Capital

March 2, 2009

AMERICAN CAPITAL, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

Three and Twelve Months Ended December 31, 2008 and 2007

(in millions, except per share data)

	Three Months Ended December 31,		Three Months Ended December 31, 2008 Versus 2007		Fiscal Year Ended December 31,		Fiscal Year Ended December 31, 2008 Versus 2007
	2008	2007	$	%	2008	2007	$	%
	(unaudited)	(unaudited)
OPERATING INCOME:
Investing operating income(1)	$204	$283	$(79)	-28%	$943	$980	$(37)	-4%
Asset management and advisory operating income(2)	14	71	(57)	-80%	108	260	(152)	-58%

Total operating income	218	354	(136)	-38%	1,051	1,240	(189)	-15%

OPERATING EXPENSES:
Interest	59	73	(14)	-19%	220	287	(67)	-23%
Salaries, benefits and stock-based compensation	41	77	(36)	-47%	206	254	(48)	-19%
General and administrative	31	27	4	15%	95	99	(4)	-4%

Total operating expenses	131	177	(46)	-26%	521	640	(119)	-19%

OPERATING INCOME BEFORE INCOME TAXES	87	177	(90)	-51%	530	600	(70)	-12%

Provision for income taxes	(43)	(3)	(40)	-1333%	(37)	(6)	(31)	-517%

NET OPERATING INCOME	44	174	(130)	-75%	493	594	(101)	-17%

Net realized (loss) gain on investments
Portfolio company investments	(32)	41	(73)	NM	132	198	(66)	-33%
Taxes on net realized gain	(1)	(2)	1	50%	(54)	(6)	(48)	-800%
Foreign currency transactions	1	5	(4)	-80%	(6)	5	(11)	NM
Derivative agreements	(15)	—	(15)	-100%	(40)	17	(57)	NM

Total net realized (loss) gain	(47)	44	(91)	NM	32	214	(182)	-85%

REALIZED (LOSS) EARNINGS	(3)	218	(221)	NM	525	808	(283)	-35%

Net unrealized (depreciation) appreciation of investments
Portfolio company investments	(1,548)	(443)	(1,105)	-249%	(3,480)	(126)	(3,354)	-2662%
Foreign currency translation	(24)	37	(61)	NM	(41)	98	(139)	NM
Derivative and option agreements	(109)	(55)	(54)	-98%	(119)	(80)	(39)	-49%

Total net unrealized depreciation	(1,681)	(461)	(1,220)	-265%	(3,640)	(108)	(3,532)	-3270%

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS (“NET (LOSS) EARNINGS”)	$(1,684)	$(243)	$(1,441)	-593%	$(3,115)	$700	$(3,815)	NM

NET OPERATING INCOME PER COMMON SHARE*:
Basic	$0.21	$0.91	$(0.70)	-77%	$2.42	$3.42	$(1.00)	-29%
Diluted	$0.21	$0.91	$(0.70)	-77%	$2.42	$3.36	$(0.94)	-28%

REALIZED (LOSS) EARNINGS PER COMMON SHARE*:
Basic	$(0.01)	$1.14	$(1.15)	NM	$2.58	$4.65	$(2.07)	-45%
Diluted	$(0.01)	$1.14	$(1.15)	NM	$2.58	$4.57	$(1.99)	-44%

NET (LOSS) EARNINGS PER COMMON SHARE*:
Basic	$(8.13)	$(1.27)	$(6.86)	-540%	$(15.29)	$4.03	$(19.32)	NM
Diluted	$(8.13)	$(1.27)	$(6.86)	-540%	$(15.29)	$3.96	$(19.25)	NM

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	207.1	190.6	16.5	9%	203.7	173.9	29.8	17%
Diluted	207.1	190.6	16.5	9%	203.7	176.9	26.8	15%

DIVIDENDS DECLARED PER COMMON SHARE	$—	$1.00	$(1.00)	-100%	$3.09	$3.72	$(0.63)	-17%

NM = Not meaningful.

*	May not recalculate due to rounding.
(1)	The investing operating income consists of interest, dividends, prepayment fees and other investment fee income.
(2)	The asset management and advisory operating income consists primarily of asset management fees and reimbursements, dividends from portfolio company fund managers, transaction structuring fees, equity and loan financing fees, portfolio company management and administrative fees and other fee income.

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American Capital

March 2, 2009

AMERICAN CAPITAL, LTD.

OTHER FINANCIAL INFORMATION

Three Months Ended December 31, 2008 and September 30, 2008 and

Twelve Months Ended December 31, 2008 and 2007

(in millions, except per share data)

(Unaudited)

	Q4 2008	Q3 2008	Q4 2008 Versus Q3 2008		2008	2007	2008 Versus 2007
			$	%			$	%
Assets Under Management:
American Capital Assets at Fair Value(1)	$7,910	$9,846	$(1,936)	-20%	$7,910	$11,732	$(3,822)	-33%
Externally Managed Assets at Fair Value(2)	5,477	6,126	(649)	-11%	5,477	5,372	105	2%

Total	$13,387	$15,972	$(2,585)	-16%	$13,387	$17,104	$(3,717)	-22%

Capital Resources Under Management:
American Capital Assets at Fair Value plus Available Capital Resources(1)	$8,430	$10,366	$(1,936)	-19%	$8,430	$13,285	$(4,855)	-37%
Externally Managed Assets at Fair Value plus Available Capital Resources(2)	5,956	6,606	(650)	-10%	5,956	5,896	60	1%

Total	$14,386	$16,972	$(2,586)	-15%	$14,386	$19,181	$(4,795)	-25%

New Investments:
Senior Debt	$288	$99	$189	191%	$1,007	$3,977	$(2,970)	-75%
Subordinated Debt	16	317	(301)	-95%	920	1,224	(304)	-25%
Preferred Equity	22	3	19	633%	222	1,276	(1,054)	-83%
Common Equity	11	22	(11)	-50%	307	629	(322)	-51%
Common Equity Warrants	—	—	—	—	—	6	(6)	-100%
Structured Products	—	2	(2)	-100%	151	816	(665)	-81%

Total	$337	$443	$(106)	-24%	$2,607	$7,928	$(5,321)	-67%

Investments in Managed Funds	$250	$—	$250	100%	$775	$474	$301	64%
Financing for Private Equity Buyouts	27	348	(321)	-92%	484	1,756	(1,272)	-72%
Direct Investments	9	20	(11)	-55%	192	843	(651)	-77%
American Capital Sponsored Buyouts	—	—	—	—	303	3,273	(2,970)	-91%
CMBS Investments	—	—	—	—	137	499	(362)	-73%
CLO/CDO Investments	—	3	(3)	-100%	14	103	(89)	-86%
Add-on Financing for Working Capital in Distressed Situations	37	40	(3)	-8%	125	99	26	26%
Add-on Financing for Growth	10	2	8	400%	368	7	361	5157%
Add-on Financing for Acquisitions	2	30	(28)	-93%	98	385	(287)	-75%
Add-on Financing for Recapitalizations	2	—	2	100%	111	489	(378)	-77%

Total	$337	$443	$(106)	-24%	$2,607	$7,928	$(5,321)	-67%

Realizations(4):
Scheduled Principal Amortization	$11	$24	$(13)	-54%	$80	$74	$6	8%
Senior Loan Syndications	6	48	(42)	-88%	349	1,601	(1,252)	-78%
Principal Prepayments	112	153	(41)	-27%	770	1,411	(641)	-45%
Payment of Accrued Payment-in-kind Interest and Dividends and Original Issue Discount	4	24	(20)	-83%	64	74	(10)	-14%
Sale of CMBS Securities	—	—	—	—	—	402	(402)	-100%
Sale of Equity Investments	113	271	(158)	-58%	913	975	(62)	-6%

Total	$246	$520	$(274)	-53%	$2,176	$4,537	$(2,361)	-52%

Appreciation, Depreciation, Gain and Loss:
Gross Realized Gain	$8	$133	$(125)	-94%	$295	$363	$(68)	-19%
Gross Realized Loss	(40)	(60)	20	33%	(163)	(165)	2	1%

Portfolio Net Realized (Loss) Gain	(32)	73	(105)	NM	132	198	(66)	-33%
Taxes on Realized Net Gain	(1)	(49)	48	98%	(54)	(6)	(48)	-800%
Foreign Currency	1	(13)	14	NM	(6)	5	(11)	NM
Interest Rate Derivatives	(15)	(14)	(1)	-7%	(40)	17	(57)	NM

Net Realized (Loss) Gain	(47)	(3)	(44)	-1467%	32	214	(182)	-85%

Gross Unrealized Appreciation at 14, 40, 37, and 87 Portfolio Companies	44	190	(146)	-77%	192	1,073	(881)	-82%
Gross Unrealized Depreciation at 153, 86, 192, and 85 Portfolio Companies	(1,632)	(722)	(910)	126%	(3,532)	(1,032)	(2,500)	-242%

Current Portfolio Net Unrealized (Depreciation) Appreciation	(1,588)	(532)	(1,056)	198%	(3,340)	41	(3,381)	NM

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American Capital

March 2, 2009

AMERICAN CAPITAL, LTD.

OTHER FINANCIAL INFORMATION—(Continued)

Three Months Ended December 31, 2008 and September 30, 2008 and

Twelve Months Ended December 31, 2008 and 2007

(in millions, except per share data)

(Unaudited)

	Q4 2008	Q3 2008	Q4 2008 Versus Q3 2008		2008	2007	2008 Versus 2007
			$	%			$	%
Net Appreciation (Depreciation) From the Recognition of Net Realized (Loss) Gain	40	(67)	107	NM	(140)	(167)	27	16%
Foreign Currency Translation	(24)	(90)	66	73%	(41)	98	(139)	NM
Derivatives and Option Agreements	(109)	(9)	(100)	1111%	(119)	(80)	(39)	-49%

Net Unrealized Depreciation	(1,681)	(698)	(983)	141%	(3,640)	(108)	(3,532)	NM

Net Gains, Losses, Appreciation and Depreciation	$(1,728)	$(701)	$(1,027)	147%	$(3,608)	$106	$(3,714)	NM

Other Financial Data:
Net Asset Value per Share	$15.41	$24.43	$(9.02)	-37%	$15.41	$32.88	$(17.47)	-53%
Net Asset Value per Share Based on Realizable Value(3)	$20.63	$27.95	$(7.32)	-26%	$20.63	$33.80	$(13.17)	-39%
Financial Liabilities at Cost	$4,428	$4,542	$(114)	-3%	$4,428	$4,824	$(396)	-8%
Financial Liabilities at Fair Value	$3,172	$4,095	$(923)	-23%	$3,172	$4,605	$(1,433)	-31%
Market Capitalization	$663	$5,285	$(4,622)	-87%	$663	$6,456	$(5,793)	-90%
Total Enterprise Value	$4,882	$9,507	$(4,625)	-49%	$4,882	$11,137	$(6,255)	-56%
Credit Quality:
Weighted Average Effective Interest Rate on Debt Investments at Period End	10.7%	11.2%	-0.5%	-4%	10.7%	12.0%	-1.3%	-11%
Loans on Non-Accrual at Face	$871	$602	$269	45%	$871	$338	$533	158%
Loans on Non-Accrual at Fair Value	$150	$135	$15	11%	$150	$122	$28	23%
Past Due Loans at Face	$50	$80	$(30)	-38%	$50	$150	$(100)	-67%
Past Due and Non-Accrual Loans at Face as a Percentage of Total Loans	14.5%	10.7%			14.5%	7.9%
Non-Accrual Loans at Fair Value as a Percentage of Total Loans	2.9%	2.4%			2.9%	2.1%
Number of Portfolio Companies on Non-Accrual and Past Due	35	27			35	22
Debt to Equity Conversions at Cost	$—	$—	$—	—	$70	$—	$70	100%
Return on Equity:
LTM Net Operating Income Return on Average Equity at Cost	7.5%	9.6%			7.5%	11.3%
LTM Realized Earnings Return on Average Equity at Cost	8.0%	11.6%			8.0%	15.3%
LTM (Loss) Earnings Return on Average Equity	-60.0%	-28.5%			-60.0%	12.2%
Current Quarter Net Operating Income Return on Average Equity at Cost Annualized	2.6%	9.1%			2.6%	11.4%
Current Quarter Realized (Loss) Earnings Return on Average Equity at Cost Annualized	-0.2%	8.9%			-0.2%	14.3%
Current Quarter Loss on Average Equity Annualized	-164.0%	-41.1%			-164.0%	-14.9%

NM = Not meaningful

(1)	Includes American Capital’s investment in its externally managed funds.
(2)	Includes European Capital, American Capital Equity I , American Capital Equity II, ACAS CLO-1 and ACAS CRE CDO 2007-1.
(3)	Realizable Value is a non-GAAP financial measure which does not represent current fair value or net present value. Realizable Value is the future value that we anticipate realizing on the settlement or maturity of our investments. Refer to the table on the following page for additional information and discussion regarding the use of non-GAAP financial information.

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American Capital

March 2, 2009

AMERICAN CAPITAL, LTD.

OTHER FINANCIAL INFORMATION

As of December 31, 2008

(in millions)

The following table summarizes the current GAAP cost basis and fair value of our investments as of December 31, 2008 compared to the realizable value, which is the amount that we currently anticipate realizing on settlement or maturity of these investments, or realizable value:

Asset Class	GAAP Cost Basis	GAAP Fair Value	Realizable Value (Unaudited)	Difference Between Realizable Value and GAAP Fair Value
Private finance	$8,285	$6,474	$6,921	$447
Managed funds	1,381	583	583	—
Structured products	956	186	870	684
American Capital, LLC	69	175	175	—
Derivatives and option agreements, net	(20)	(213)	(276)	(63)

Total	$10,671	$7,205	$8,273	$1,068

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with generally accepted accounting principles (“GAAP”), this press release includes realizable value, a non-GAAP financial measure which management uses in its internal analysis of results, and believes may be informative to investors gauging the quality of the Company’s assets and financial performance from a long-term perspective, identifying trends in its results and providing meaningful period-to-period comparisons. Realizable value is defined as the future value that American Capital currently anticipates realizing on the settlement or maturity of its investments as of the reporting date. It does not represent current fair value or net present value and is based on assumptions of future cash flows as of the reporting date. Accordingly, changes to expectations of future cash flows as a result of events subsequent to the reporting date are not adjusted in the realizable value as of the reporting date. American Capital believes that this non-GAAP financial measure provides information useful to investors because the Company generally intends to hold its assets to settlement or maturity, and there may be material differences between the GAAP fair values of its investments and the amounts the Company expects to realize on settlement or maturity as of the reporting date. This is primarily because the current lack of liquidity in the financial markets has caused investment spreads between the cost of funds and investment income to widen significantly on investments, resulting in current fair values under Statement of Financial Accounting Standards No. 157, Fair Value Measurements, that are materially lower than what the Company currently anticipates realizing on settlement or maturity. American Capital believes that providing investors with realizable value in addition to the related GAAP fair value gives investors greater transparency to the information used by management in its financial operational decision-making. Although American Capital believes that this non-GAAP financial measure enhances investors’ understanding of its business and performance, realizable value should not be considered as an alternative to GAAP basis financial measures. A reconciliation of non-GAAP realizable value to GAAP fair value is set forth above.

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American Capital

March 2, 2009

	Static Pool
Portfolio Statistics (1) ($ in millions, unaudited)	Pre-2000	2000	2001	2002	2003	2004	2005	2006	2007	2008	Pre-2000 - 2008 Aggregate	2004 - 2008 Aggregate
Internal Rate of Return-All Investments(2)	7.8%	8.0%	18.4%	8.3%	21.5%	14.6%	4.8%	10.2%	0.9%	-1.3%	8.9%	6.9%
Internal Rate of Return-All Investments(3)	7.8%	8.0%	18.4%	8.3%	21.4%	13.6%	4.3%	8.0%	-13.9%	-15.8%	5.6%	1.8%
Internal Rate of Return-Equity Investments Only(3)(4)(5)	2.9%	12.1%	46.9%	11.9%	29.9%	27.4%	-8.6%	16.9%	-9.8%	-35.7%	5.3%	0.9%
Internal Rate of Return-Exited Portfolio Companies(6)	9.5%	8.0%	27.6%	15.8%	20.3%	22.8%	28.8%	20.9%	8.9%	69.0%	18.0%	23.7%
Original Investments and Commitments	$780	$285	$375	$960	$1,432	$2,266	$4,527	$5,126	$7,310	$1,012	$24,073	$20,241
Total Exits and Prepayments of Original Investments	$689	$285	$336	$706	$1,083	$1,641	$2,005	$2,728	$1,856	$15	$11,344	$8,245
Total Interest, Dividends and Fees Collected	$301	$105	$148	$310	$370	$558	$856	$746	$610	$84	$4,088	$2,854
Total Net Realized (Loss) Gain on Investments	$(118)	$(39)	$9	$(51)	$142	$160	$322	$139	$(24)	$6	$546	$603
Current Cost of Investments	$81	$—	$37	$234	$317	$617	$2,261	$2,047	$4,202	$895	$10,691	$10,022
Current Fair Value of Investments	$47	$—	$7	$149	$378	$394	$1,409	$1,588	$2,722	$724	$7,418	$6,837
Current Fair Value of Investments as a % of Total Investments at Fair Value	0.6%	0%	0.1%	2.0%	5.1%	5.3%	19.0%	21.4%	36.7%	9.8%	100.0%	92.2%
Net Unrealized Appreciation/(Depreciation)	$(34)	$—	$(30)	$(85)	$61	$(223)	$(852)	$(459)	$(1,480)	$(171)	$(3,273)	$(3,185)
Non-Accruing Loans at Face	$20	$—	$46	$53	$14	$55	$70	$330	$212	$71	$871	$738
Non-Accruing Loans at Fair Value	$6	$—	$3	$11	$3	$15	$23	$42	$27	$20	$150	$127
Equity Interest at Fair Value(4)	$35	$—	$1	$4	$154	$70	$438	$534	$728	$156	$2,120	$1,926
Debt to EBITDA(7)(8)(9)	4.9	—	NM	6.8	4.6	6.3	4.6	5.6	6.4	5.9	5.9	5.9
Interest Coverage(7)(9)	4.0	—	NM	1.4	1.7	1.7	2.3	2.0	2.0	1.8	2.0	2.0
Debt Service Coverage(7)(9)	3.3	—	NM	1.0	1.7	1.3	1.6	1.7	1.8	1.6	1.7	1.7
Average Age of Companies(9)	63 yrs	—	24 yrs	45 yrs	40 yrs	40 yrs	31 yrs	26 yrs	27 yrs	26 yrs	29 yrs	28 yrs
Diluted Ownership Percentage(4)	55%	0%	70%	38%	52%	34%	50%	35%	48%	31%	43%	43%
Average Sales(9)(10)	$135	$—	$56	$65	$194	$115	$120	$139	$205	$128	$162	$163
Average EBITDA(9)(11)	$11	$—	$1	$12	$37	$24	$23	$31	$40	$34	$33	$34
Average EBITDA Margin	8.1%	0%	1.8%	18.5%	19.1%	20.9%	19.2%	22.3%	19.5%	26.6%	20.4%	20.9%
Total Sales(9)(10)	$379	$—	$256	$254	$1,385	$1,533	$2,692	$6,081	$15,044	$1,244	$28,868	$26,594
Total EBITDA(9)(11)	$28	$—	$6	$30	$191	$254	$382	$948	$2,653	$289	$4,781	$4,526
% of Senior Loans(9)(12)	42%	0%	0%	66%	61%	53%	66%	42%	60%	29%	54%	53%
% of Loans with Lien(9)(12)	100%	0%	100%	100%	100%	93%	91%	95%	94%	55%	90%	89%

(1)	Static pool classification is based on the year the initial investment was made. Subsequent add-on investments are included in the static pool year of the original investment. Investments in government securities and interest rate derivative agreements are excluded.
(2)	Assumes investments are exited at realizable based on anticipated proceeds to be received upon settlement or maturity.
(3)	Assumes investments are exited at current GAAP fair value.
(4)	Excludes investments in Structured Products.
(5)	Excludes equity investments that are the result of conversions of debt and warrants received with the issuance of debt.
(6)	Includes fully exited portfolio companies. Partially exited portfolio companies are not included.
(7)	These amounts do not include investments in which we own only equity.
(8)	For portfolio companies with a nominal EBITDA amount, the portfolio company’s maximum debt leverage is limited to 15 times EBITDA.
(9)	Excludes investments in Structured Products, investments in managed funds and American Capital, LLC.
(10)	Sales of the most recent twelve months, or when appropriate, the forecasted twelve months.
(11)	EBITDA of the most recent twelve months, or when appropriate, the forecasted twelve months.
(12)	As a percentage of our total debt investments.

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American Capital

March 2, 2009

SHAREHOLDER CALL

American Capital invites shareholders, prospective shareholders and analysts to attend the shareholder call on March 2, 2009 at 11:00 am ET. The shareholder call can be accessed through a free live webcast at www.AmericanCapital.com or by dialing (800) 553-0273 (U.S. domestic) or +1 (612) 332-0107 (international). Please advise the operator you are dialing in for the American Capital shareholder call.

An archived audio of the shareholder call combined with the slide presentation will be made available on our website after the call on March 2, 2009. In addition, there will be a phone recording available from 3:00 pm March 2, 2009 until 11:59 pm March 16, 2009. If you are interested in hearing the recording of the presentation, please dial (800) 475-6701 (U.S. domestic) or +1 (320) 365-3844 (international). The access code for both domestic and international callers is 982334.

ABOUT AMERICAN CAPITAL

American Capital is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products. American Capital was founded in 1986; and currently has $14 billion in capital resources under management and has ten offices in the U.S., Europe and Asia. For further information, please refer to www.AmericanCapital.com.

ADDITIONAL INFORMATION

Persons considering an investment in American Capital should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and in the prospectuses the Company issues from time to time in connection with its offering of securities. Such materials are filed with the Securities and Exchange Commission (“SEC”) and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing. Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor’s shares, when sold, may be worth more or less than their original cost. Additionally, American Capital’s current performance may be lower or higher than the performance data quoted above.

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions or changes in the conditions of the industries in which American Capital has made investments. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and the Company’s subsequent periodic filings. Copies are available on the SEC’s website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise. Additionally, American Capital cannot give any assurance that the proposed acquisition will be completed or that it will be completed on the terms described in this press release. This press release does not constitute an offer or invitation to acquire or dispose of any securities or investment advice in any jurisdiction. Any statements herein regarding earnings enhancement are not a profit forecast and should not be interpreted to mean that American Capital’s future earnings will necessarily match or exceed those of any prior year.

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